September 21, 2000


Ryan, Beck & Co.
200 Park Avenue
New York, New York 10166

           Reference is made to that certain Warrant Agreement (the "Warrant Agreement") dated as of April 26, 1999 by and between TechSys, Inc. (formerly Continental Choice Care, Inc.) (the "Company") and Ryan, Beck & Co. (the "Holder"). Capitalized terms used but not defined herein have the meaning ascribed to them in the Warrant Agreement.

           Pursuant to Section 7.2 of the Warrant Agreement, the Holder has certain rights with respect to the demand registration of the Company's securities pursuant to the Securities Act of 1933, as amended. Prior to the date hereof, the Holder made a demand for registration for resale of shares issuable upon exercise of the Warrants issued pursuant to the Warrant Agreement. This letter confirms the Holder's withdrawal of such demand in exchange for certain consideration.

           The Company and the Holder hereby agree and covenant as follows:

           1. The Holder hereby irrevocably withdraws its demand for registration made prior hereto and, in connection therewith, irrevocably waives all rights, claims or causes of action pursuant to Section 7, and all subsections thereto, of the Warrant Agreement, whether presently known or unknown.

           2. The Company, at its sole expense, intends to register for resale all shares of Common Stock which may be acquired pursuant to the Warrant Agreement in a Registration Statement on Form S-3, which the Company currently anticipates filing within 30 days following the date of this letter. If such Registration Statement becomes effective within 120 days following the date hereof, the Holder's right to demand "piggy-back" registration pursuant to
Section 7.2(a) of the Warrant Agreement shall be terminated. Until such time as the Registration Statement becomes effective the Holder's right to demand "piggy-back" registration is hereby suspended. If such Registration Statement does not become effective within 120 days following the date hereof or if it becomes effective and thereafter during the term of the Warrant Agreement becomes not effective the Holder's right to demand "piggy-back" registration will be reinstated and will continue in accordance with the terms of the Warrant Agreement.

           3. The Company further agrees to issue to you within business 10 days additional Warrants to purchase up to 25,000 shares of Common Stock, such Warrants to be governed in accordance with the terms of the Warrant Agreement.



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           Please indicate your acceptance of and agreement to the foregoing by signing the enclosed duplicate copy of this letter where indicated and returning an executed copy to us.


                                         TECHSYS, INC.



                                         By:        _________________________
                                                    Steven L. Trenk, President

AGREED AND ACCEPTED:

RYAN, BECK & CO.



By:        _____________________________
           Name:
           Title: